BancFirst Corporation Reports Third Quarter Earnings

OKLAHOMA CITY, Oct. 16, 2014 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $18.8 million, or $1.19 diluted earnings per share, for the third quarter of 2014, compared to net income of $14.5 million or $0.93 diluted earnings per share, for the third quarter of 2013. Net income for the first nine months of 2014 was $48.1 million, or $3.05 diluted earnings per share, compared to $40.5 million or $2.61 diluted earnings per share, for the nine months ended September 30, 2013.

The Company's net interest income for the third quarter of 2014 was $46.5 million compared to $40.7 million for the third quarter of 2013. The net interest margin for the quarter increased to 3.13% compared to 3.01% for the same period of the previous year, despite interest rates remaining at historically low levels. Loan growth, higher securities balances, and additional interest income from an acquisition in the first quarter all contributed to the higher net interest income and margin. The provision for loan losses for the third quarter was negative $3.1 million compared to negative $12,000 a year ago. The negative provision in 2014 was due to a release of $5.31 million of loan loss reserves, partially offset by a $1.36 million increase in the specific loss reserves for existing adversely classified loans. The Company reported net charge-offs for the quarter of 0.02% of average loans, compared to net charge-offs of less than 0.01% for the same period the prior year. Noninterest income for the quarter totaled $24.9 million compared to $23.7 million for the third quarter of 2013. Noninterest expense was $46.9 million compared to $43.3 million a year ago.

The reversal of loan loss reserves was the result of management's determination during the third quarter that the current embedded losses in the Company's loan portfolio are now expected to be below amounts previously estimated. This calculation is heavily influenced by extraordinarily low charge-offs realized in Oklahoma's energy-based economy over the past several years. It is unreasonable to expect the State's economy to perform like this into perpetuity, which could impact the estimate of the allowance for loan losses in future periods. Moreover, changes to accounting principles that have been proposed by the FASB could make the methodology for determining the allowance for loan losses more forward-looking, which could increase the estimate of the allowance.

CEO David Rainbolt commented, "This was a decent quarter despite the financial noise created by the reversal of loan loss reserves. Loan growth was solid and noninterest income growth continued to be good. At this point in our state economy, that is what we should expect."

At September 30, 2014, the Company's total assets were $6.4 billion, up $367.6 million, or 6.1%, from $6.0 billion at December 31, 2013. Securities increased $8.0 million to a total of $535.6 million. Loans totaled $3.8 billion, up $375.2 million from December 31, 2013. Deposits totaled $5.7 billion, up $320.9 million. The Company's total stockholders' equity was $596.2 million, an increase of $39.2 million, or 7.0%, over December 31, 2013.

The Company's asset quality remained strong. Nonperforming and restructured assets were 0.69% of total assets at September 30, 2014 and December 31, 2013. The allowance to total loans was 1.05% compared to 1.15% at year end 2013.

As previously reported, on January 24, 2014, BancFirst, a wholly-owned subsidiary of BancFirst Corporation, assumed all of the deposits and purchased certain assets of The Bank of Union, El Reno, Oklahoma ("The Bank of Union") from the FDIC.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 95 banking locations serving more than 52 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2014	2014	2014	2013	2013
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Condensed Income Statements:
Net interest income	$ 46,514	$ 45,489	$ 42,029	$ 41,921	$ 40,712
Provision for loan losses	(3,115)	3,129	1,218	454	(12)
Non-interest income:
Trust revenue	2,380	2,315	2,151	2,029	2,122
Service charges on deposits	14,226	14,360	13,458	13,615	13,575
Securities transactions	284	85	450	79	90
Income from sales of loans	569	467	351	367	560
Insurance commissions	4,152	3,262	3,966	3,112	3,892
Cash management	1,770	1,703	1,585	1,581	1,620
Other	1,557	1,419	1,601	1,452	1,793
Total noninterest income	24,938	23,611	23,562	22,235	23,652

Non-interest expense:
Salaries and employee benefits	28,153	27,478	25,938	25,777	26,094
Occupancy and fixed assets expense, net	2,920	2,784	2,789	2,786	2,768
Depreciation	2,432	2,375	2,349	2,439	2,307
Amortization of intangible assets	444	458	408	374	424
Data processing services	1,183	1,185	1,170	1,198	1,173
Net expense from other real estate owned	173	(406)	550	(436)	105
Marketing and business promotion	1,429	1,661	1,716	2,021	1,668
Deposit insurance	810	873	773	768	750
Other	9,398	9,449	8,143	8,927	8,032
Total noninterest expense	46,942	45,857	43,836	43,854	43,321
Income before income taxes	27,625	20,114	20,537	19,848	21,055
Income tax expense	8,832	5,426	5,880	5,987	6,564
Net income	$ 18,793	$ 14,688	$ 14,657	$ 13,861	$ 14,491
Per Common Share Data:
Net income-basic	$ 1.22	$ 0.94	$ 0.96	$ 0.91	$ 0.94
Net income-diluted	1.19	0.92	0.94	0.88	0.93
Cash dividends declared	0.34	0.31	0.31	0.31	0.31
Common shares outstanding	15,449,546	15,398,603	15,363,728	15,333,622	15,298,035
Average common shares outstanding -
Basic	15,425,920	15,468,511	15,342,486	15,315,951	15,287,535
Diluted	15,795,843	15,832,180	15,660,921	15,640,433	15,594,881
Performance Ratios:
Return on average assets	1.17%	0.92%	0.96%	0.91%	0.99%
Return on average equity	12.63	10.20	10.51	9.93	10.62
Net interest margin	3.13	3.10	2.98	3.00	3.01
Efficiency ratio	65.70	66.36	66.83	68.35	67.31

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Nine months ended September 30,
	2014	2013
Condensed Income Statements:
Net interest income	$ 134,032	$ 121,598
Provision for loan losses	1,232	804
Non-interest income:
Trust revenue	6,846	6,043
Service charges on deposits	42,044	38,835
Securities transactions	819	341
Income from sales of loans	1,387	1,939
Insurance commissions	11,380	10,982
Cash management	5,058	4,669
Other	4,577	5,111
Total noninterest income	72,111	67,920

Non-interest expense:
Salaries and employee benefits	81,569	76,388
Occupancy and fixed assets expense, net	8,493	7,849
Depreciation	7,156	6,973
Amortization of intangible assets	1,310	1,291
Data processing services	3,538	3,587
Net expense from other real estate owned	317	870
Marketing and business promotion	4,806	4,631
Deposit insurance	2,456	2,235
Other	26,990	23,896
Total noninterest expense	136,635	127,720
Income before income taxes	68,276	60,994
Income tax expense	20,138	20,538
Net income	$ 48,138	$ 40,456
Per Common Share Data:
Net income-basic	$ 3.12	$ 2.65
Net income-diluted	3.05	2.61
Cash dividends declared	0.96	0.89
Common shares outstanding	15,449,546	15,298,035
Average common shares outstanding -
Basic	15,412,611	15,252,967
Diluted	15,774,297	15,516,335
Performance Ratios:
Return on average assets	1.02%	0.94%
Return on average stockholders' equity	11.14	10.14
Net interest margin	3.07	3.06
Efficiency ratio	66.28	67.39

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)

	2014	2014	2014	2013	2013
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance Sheet Data:

Total assets	$ 6,406,575	$ 6,368,633	$ 6,375,041	$ 6,038,974	$ 5,926,730
Interest-bearing deposits with banks	1,652,939	1,622,810	1,737,559	1,660,988	1,622,619
Securities	535,586	570,429	587,018	527,627	474,640
Total loans	3,722,876	3,665,908	3,542,270	3,387,146	3,358,938
Allowance for loan losses	(39,467)	(43,297)	(39,924)	(39,034)	(38,859)
Deposits	5,740,449	5,721,593	5,737,850	5,419,519	5,309,464
Stockholders' equity	596,183	580,505	568,112	556,997	545,973
Book value per common share	38.59	37.70	36.98	36.33	35.69
Tangible book value per common share	34.96	34.03	33.29	32.75	32.08
Balance Sheet Ratios:
Average loans to deposits	64.27%	62.65%	62.46%	62.48%	63.13%
Average earning assets to total assets	92.87	92.68	92.46	92.63	92.51
Average stockholders' equity to average assets	9.25	9.04	9.10	9.21	9.29
Asset Quality Data:
Past due loans	$ 2,004	$ 1,789	$ 910	$ 1,179	$ 1,266
Nonaccrual loans	17,899	17,268	17,753	14,390	15,094
Restructured loans	17,121	20,615	17,468	17,624	18,028
Total nonperforming and restructured loans	37,024	39,672	36,131	33,193	34,388
Other real estate owned and repossessed assets	7,016	6,406	7,590	8,386	8,428
Total nonperforming and restructured assets	44,040	46,078	43,721	41,579	42,816
Nonperforming and restructured loans to total loans	0.98%	1.08%	1.02%	0.98%	1.02%
Nonperforming and restructured assets to total assets	0.69	0.72	0.69	0.69	0.72
Allowance to total loans	1.05	1.18	1.13	1.15	1.16
Allowance to nonperforming and restructured loans	106.60	109.14	110.50	117.60	113.00
Net charge-offs to average loans	0.02	(0.01)	0.01	0.01	0.00

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2014			September 30, 2014
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 3,681,534	$ 46,838	5.05%	$ 3,589,402	$ 135,481	5.05%
Securities – taxable	512,325	1,536	1.19	509,336	4,343	1.14
Securities – tax exempt	41,334	404	3.88	41,137	1,253	4.07
Interest bearing deposits with banks	1,694,709	1,112	0.26	1,727,436	3,303	0.26
Total earning assets	5,929,902	49,890	3.34	5,867,311	144,380	3.29

Nonearning assets:
Cash and due from banks	182,129			189,030
Interest receivable and other assets	316,314			315,901
Allowance for loan losses	(43,332)			(41,067)
Total nonearning assets	455,111			463,864
Total assets	$ 6,385,013			$ 6,331,175

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Transaction deposits	$ 729,948	$ 175	0.09%	$ 766,895	$ 580	0.10%
Savings deposits	2,012,597	1,146	0.23	1,981,904	3,363	0.23
Time deposits	771,103	1,337	0.69	792,202	4,237	0.72
Short-term borrowings	12,636	6	0.18	9,491	13	0.18
Long-term borrowings	--	--	--	2,186	25	1.53
Junior subordinated debentures	26,804	491	7.27	26,804	1,474	7.35
Total interest bearing liabilities	3,553,088	3,155	0.35	3,579,482	9,692	0.36

Interest free funds:
Noninterest bearing deposits	2,214,894			2,154,395
Interest payable and other liabilities	26,584			19,325
Stockholders' equity	590,447			577,973
Total interest free funds	2,831,925			2,751,693
Total liabilities and stockholders' equity	$ 6,385,013			$ 6,331,175
Net interest income		$ 46,735			$ 134,688
Net interest spread			2.99%			2.93%
Effect of interest free funds			0.14%			0.14%
Net interest margin			3.13%			3.07%

CONTACT: For additional information call: Randy Foraker, Interim Chief Financial Officer (405) 270-1044 or David Rainbolt, Chief Executive Officer, BancFirst Corporation at (405) 270-1002.